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                                                                      EXHIBIT 24



                             MICROS SYSTEMS, INC.
                            12000 BALTIMORE AVENUE
                             BELTSVILLE, MD 20705


                              POWER OF ATTORNEY


          The undersigned, acting in the capacity or capacities with respect to MICROS Systems, Inc. stated with their respective names below, hereby constitute and appoint JOHN T. CONNOR, JR., RONALD J. KOLSON and GARY C. KAUFMAN, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Annual Report of MICROS Systems, Inc. on Form 10-K for fiscal year 1995 and (b) any and all amendments and supplements thereto;

            NAME                                TITLE

/s/ LOUIS M. BROWN, JR.                  Director and Chairman of the Board
----------------------------------
Louis M. Brown, Jr.

/s/ A.L.  GIANNOPOULOS                   Director, President and Chief
----------------------------------       Executive Officer
A.L. Giannopoulos

/s/ DANIEL A. COHEN                      Director
----------------------------------
Daniel A. Cohen

/s/ CLAUDIA E. MORF                      Director
----------------------------------
Claudia E. Morf

/s/ FREDRIC G. REYNOLDS                  Director
----------------------------------
Fredric G. Reynolds

/s/ ALAN M. VOORHEES                     Director
----------------------------------
Alan M. Voorhees

/s/ EDWARD T. WILSON                     Director
----------------------------------
Edward T. Wilson